UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 24, 2012

DICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Indentification No.)

1040 AVENUE OF THE AMERICAS, 16TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)	Appointment of Director.

On September 24, 2012, Dice Holdings, Inc. (the “Company”) appointed Golnar Sheikholeslami to its Board of Directors (the “Board”) as a Class II director.

    Ms. Sheikholeslami is Executive Vice President and Chief Product Officer of Everyday Health, Inc. Prior to joining Everyday Health, Ms. Sheikholeslami worked for The Washington Post from 2002 to 2010 where she held several positions of increasing authority culminating as Vice President and General Manager of digital operations. In that role, she was responsible for the overall strategic direction, product development, innovation, technology and day-to-day operations for the company's digital properties. Previously, Ms. Sheikholeslami led Condé Nast's Style.com as Senior Vice President and Managing Director from 2000 to 2002 after joining the company in 1997. Ms. Sheikholeslami holds a MBA from the Darden School of Business at the University of Virginia and a B.S. from Georgetown University.

The Company will pay Ms. Sheikholeslami the annual Board fee of $30,000 as an independent director. This and the other components of the Company's non-employee director compensation were disclosed in the Company's proxy statement dated as of March 14, 2012 in connection with the 2012 Annual Meeting of Stockholders.

In connection with her appointment and pursuant to the Company's 2012 Omnibus Equity Award Plan, Ms. Sheikholeslami will be granted 10,000 restricted shares of common stock (the “Restricted Shares”) of the Company. The Restricted Shares will vest one year after issuance provided that Ms. Sheikholeslami continues to serve on the Board.
A copy of the press release announcing Ms. Sheikholeslami's appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.
EXHIBIT NO.     DESCRIPTION
99.1                Press release dated September 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

Date:	September 25, 2012	By: /s/ Michael P. Durney
Name: Michael P. Durney
Title: Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press release dated September 24, 2012.